UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 22, 2013

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2013, the Federal Home Loan Bank of Boston's (the Bank's) board of directors (the Board) declared that Cornelius K. Hurley, Jr. had been re-elected to the Board, and that Donna L. Boulanger, Martin J. Geitz, and John W. McGeorge had been elected to the Board for terms commencing on January 1, 2014, which the Bank reported via Form 8-K filed with the Securities and Exchange Commission (the SEC) on October 25, 2013 (the Original Form 8-K). At that time, the Bank's 2014 Director Compensation Policy had not been approved and 2014 Board committee assignments (the Committee Assignments) had not been made. On December 20, 2013, the Board approved the 2014 Director Compensation Policy, pursuant to which the Bank expects to compensate its directors for 2014. This Form 8-K/A amends the Original Form 8-K to disclose the 2014 Director Compensation Policy. The Board expects to make the Committee Assignments at its first meeting in 2014. Certain details of the 2014 Director Compensation Policy are set forth in the following table.

2014 Director Compensation

Fee per board meeting
Chair of the board	$11,250
Vice chair of the board and committee chairs	9,450
All other board members	8,500

Fee per committee meeting	2,250
Fee per telephonic conference call meeting	1,500

Annual maximum compensation amounts
Chair of the board	85,000
Vice chair of the board and committee chairs	72,500
All other board members	65,000

The foregoing description of the 2014 Director Compensation Policy is qualified in its entirety by reference to the copy of the 2014 Director Compensation Policy included herein as Exhibit 10.1 and incorporated herein by reference.

Directors are entitled to participate in the Bank's nonqualified, unfunded deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his or her compensation.

Each director will be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with the performance of his/her duties.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

10.1   Federal Home Loan Bank of Boston's 2014 Director Compensation Policy

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 20, 2013	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer